UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 13, 2019

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2019, Lance Balk informed Six Flags Entertainment Corporation (the “Company”) of his intention to retire as Executive Vice President and General Counsel of the Company on or after February 28, 2020 and, on November 15, 2019, Mr. Balk and the Company entered into a Transition and Retirement Agreement (the “Transition Agreement”) to facilitate a smooth transition. Mr. Balk will continue to serve as Executive Vice President and General Counsel under his current employment agreement with the Company until a transition date (the “Transition Date”) on or after February 28, 2020 that is selected by either Mr. Balk or the Company in a written notice to the other.

The Transition Agreement provides that, on the Transition Date, Mr. Balk’s employment agreement with the Company will terminate and Mr. Balk will continue employment as Of Counsel Advisor through the second anniversary of the Transition Date pursuant to the Transition Agreement. The Transition Agreement also provides that, as Of Counsel Advisor, Mr. Balk will be entitled to, among other things, a base salary at a rate of $10,000 per month from the Transition Date to the first anniversary of the Transition Date and a rate of $5,000 per month from the first anniversary of the Transition Date through the second anniversary of the Transition Date. Mr. Balk will be eligible for bonuses and will continue to participate in or receive benefits under the employee benefit programs of the Company, including the Company’s life, health and disability programs, as well as to receive reimbursement of certain expenses incurred during his employment, as provided in the Transition Agreement. The Transition Agreement also contains provisions for separation payments and benefits upon certain types of termination of employment as well as contains customary non-competition, indemnification, confidentiality and proprietary information provisions.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01           Financial Statements and Exhibits

(d)            Exhibits

10.1	Transition and Retirement Agreement, dated as of November 15, 2019, by and between Lance Balk and Six Flags Entertainment Corporation

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Catherine Aslin
		Name:	Catherine Aslin
		Title:	Senior Vice President, Human Resources

Date: November 15, 2019